Exhibit 99.1

Fortive Reports Third Quarter 2019 Results

EVERETT, WA, October 24, 2019 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the third quarter 2019.
For the third quarter ended September 27, 2019, net earnings from continuing operations attributable to common stockholders were $190.0 million. For the same period, adjusted net earnings from continuing operations were $311.0 million. Diluted net earnings per share from continuing operations for the third quarter ended September 27, 2019 were $0.56. For the same period, adjusted diluted net earnings per share from continuing operations were $0.87.
For the third quarter of 2019, revenues from continuing operations increased 16.2% year-over-year to $1.9 billion, with core revenue growth of 2.1%.
James A. Lico, President and Chief Executive Officer, stated, “Today we reported an 18% year-over-year increase in our adjusted diluted earnings per share for the third quarter. While the more challenging macroeconomic conditions impacted growth in our Professional Instrumentation segment, we generated a double-digit increase in earnings and strong free cash flow driven by the contributions from recent acquisitions and the resilience of our portfolio.  With the support of the Fortive Business System, and the compounding of the higher growth and higher recurring revenue elements of the portfolio that we have added over the past few years, we are well positioned to generate long-term value for all of our stakeholders.”
For the fourth quarter of 2019, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $0.36 to $0.41. Included in this range is approximately $45 million, or approximately $0.11 per diluted share, of anticipated investments in strategic productivity initiatives. Fortive anticipates adjusted diluted net earnings per share from continuing operations to be in the range of $0.96 to $1.01. For the full year 2019, Fortive expects diluted net earnings per share from continuing operations to be in the range of $1.81 to $1.86. For the full year 2019, Fortive expects adjusted diluted net earnings per share from continuing operations to be in the range of $3.42 to $3.47.
Mr. Lico added, “As we navigate the slowing that we have seen in recent quarters, we continue to invest in our businesses, driving organic innovation and pursuing additional acquisition opportunities.  Advanced Sterilization Products continues to perform well and we are pleased with the substantial progress we have made with its integration. We will continue to execute our capital allocation strategy in the coming quarters, as we look to accelerate the achievement of our strategic priorities and strengthen the competitive advantages of our businesses.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 3345668). A replay of the conference call will be available two hours after the completion of the call until Friday, November 8, 2019. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 3345668) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a diversified industrial technology growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. Fortive’s well-known brands hold leading positions in field solutions, product realization, sensing technologies, transportation technologies, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 25,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
DIVESTITURE OF THE A&S BUSINESS
On October 1, 2018, Fortive completed the previously announced split-off of four of our operating companies (the “A&S Business”) and the operating results and related assets and liabilities of the A&S Business are presented as discontinued operations for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, impact of acquisitions and dispositions, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to separate into two independent, publicly traded companies on a timely basis and with the intended benefits, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarter ended June 28, 2019 and September 27, 2019. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Griffin Whitney
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Sales	$1,860.0	$1,601.2	$5,317.6	$4,695.2
Cost of sales	(932.3)	(775.3)	(2,673.2)	(2,272.2)
Gross profit	927.7	825.9	2,644.4	2,423.0
Operating costs:
Selling, general, and administrative expenses	(566.5)	(440.6)	(1,590.0)	(1,233.6)
Research and development expenses	(119.1)	(103.7)	(345.5)	(305.5)
Operating profit	242.1	281.6	708.9	883.9
Non-operating expenses, net:
Gain from combination of business	41.2	—	41.2	—
Interest expense, net	(47.0)	(23.1)	(116.7)	(70.3)
Other non-operating expenses, net	(1.2)	(0.8)	(1.6)	(2.6)
Earnings from continuing operations before income taxes	235.1	257.7	631.8	811.0
Income taxes	(27.8)	(43.7)	(85.2)	(132.8)
Net earnings from continuing operations	207.3	214.0	546.6	678.2
Earnings from discontinued operations, net of income taxes	(0.2)	31.3	(0.5)	123.3
Net earnings	207.1	245.3	546.1	801.5
Mandatory convertible preferred dividends	(17.3)	(17.4)	(51.8)	(17.6)
Net earnings attributable to common stockholders	$189.8	$227.9	$494.3	$783.9

Net earnings per share from continuing operations:
Basic	$0.57	$0.56	$1.47	$1.89
Diluted	$0.56	$0.55	$1.46	$1.86
Net earnings per share from discontinued operations:
Basic	$—	$0.09	$—	$0.35
Diluted	$—	$0.09	$—	$0.35
Net earnings per share:
Basic	$0.56	$0.65	$1.47	$2.24
Diluted	$0.56	$0.64	$1.46	$2.21
Average common stock and common equivalent shares outstanding:
Basic	336.1	349.9	335.6	349.2
Diluted	339.9	355.3	339.7	354.8
This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Sales:
Professional Instrumentation	$1,116.2	$894.1	$3,196.8	$2,654.8
Industrial Technologies	743.8	707.1	2,120.8	2,040.4
Total	$1,860.0	$1,601.2	$5,317.6	$4,695.2

Operating Profit:
Professional Instrumentation	$118.7	$160.2	$376.9	$583.3
Industrial Technologies	146.0	141.7	404.2	370.5
Other (a)	(22.6)	(20.3)	(72.2)	(69.9)
Total	$242.1	$281.6	$708.9	$883.9

Operating Margins:
Professional Instrumentation	10.6%	17.9%	11.8%	22.0%
Industrial Technologies	19.6%	20.0%	19.1%	18.2%
Total	13.0%	17.6%	13.3%	18.8%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•	Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”);

•	Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions;

•	Excluding on a pretax basis the effect of earnings from our equity method investments;

•	Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;

•	Excluding on a pretax basis the non-recurring gain on the disposition of assets;

•
Excluding the tax effect of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods;

•	Excluding the 2017 provisional amount estimated in connection with the Tax Cut and Jobs Act and subsequent adjustments to the provisional estimates (the “TCJA Adjustments”); and

•	Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.
Furthermore, we adjust for the effect of earnings from our equity method investments over which we do not exercise control over the operations or the resulting earnings. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings from our equity method investments will recur in future periods while we maintain such investments.
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to the prior anti-dilution adjustment, 10.9041 and 13.3575 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021.
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.
Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
The TCJA Adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period.
The forecasted adjusted diluted net earnings per share from continuing operations does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended		Nine Months Ended
($ in millions)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net Earnings From Continuing Operations Attributable to Common Stockholders (GAAP)	$190.0	$196.6	$494.8	$660.6
Dividends on the mandatory convertible preferred stock to apply if-converted method	17.3	17.4	51.8	17.6
Net Earnings from Continuing Operations (GAAP)	207.3	214.0	546.6	678.2
Pretax amortization of acquisition-related intangible assets in the three months ($82 million pretax, $70 million after tax) and nine months ($211 million pretax, $178 million after tax) ended September 27, 2019, and in the three months ($32 million pretax, $26 million after tax) and nine months ($81 million pretax, $67 million after tax) ended September 28, 2018	81.8	32.3	211.4	81.3
Pretax acquisition and other transaction costs in the three months ($41 million pretax, $35 million after tax) and nine months ($103 million pretax, $87 million after tax) ended September 27, 2019, and in the three months ($38 million pretax, $30 million after tax) and nine months ($41 million pretax, $33 million after tax) ended September 28, 2018*	41.0	37.9	103.3	40.6
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($36 million pretax, $30 million after tax) and nine months ($110 million pretax, $93 million after tax) ended September 27, 2019, and in the three months ($3 million pretax, $2 million after tax) and nine months ($3 million pretax, $2 million after tax) ended September 28, 2018	35.5	3.0	110.2	3.0
Pretax losses from equity method investments in the three and nine months ($1 million pretax, $0 million after tax) ended September 27, 2019	0.5	—	0.5	—
Pretax gain on the disposition of the Tektronix Video Business in the three and nine months ($41 million pretax, $39 million after tax) ended September 27, 2019	(41.2)	—	(41.2)	—
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($8 million pretax, $7 million after tax) and nine months ($20 million pretax, $17 million after tax) ended September 27, 2019	8.3	—	19.7	—
Tax effect of the adjustments reflected above (a)	(22.2)	(13.2)	(69.1)	(22.5)
TCJA adjustments	—	1.2	—	(4.9)
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$311.0	$275.2	$881.4	$775.7

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, the gain on the disposition of the Tektronix Video Business, losses from equity method investments and the non-cash interest expense associated with the convertible notes.

* $1.3 million and $1.5 million of acquisition and other transaction costs were recorded in the three months ended March 29, 2019 and June 28, 2019, respectively, that were not previously adjusted for but are reflected in the totals for the nine months ended September 27, 2019.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended (a)		Nine Months Ended (a)
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders (GAAP)	$0.56	$0.55	$1.46	$1.86
Dividends on the mandatory convertible preferred stock to apply if-converted method	0.05	0.05	0.15	0.05
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding	(0.03)	(0.02)	(0.08)	(0.03)
Pretax amortization of acquisition-related intangible assets in the three months ($82 million pretax, $70 million after tax) and nine months ($211 million pretax, $178 million after tax) ended September 27, 2019, and in the three months ($32 million pretax, $26 million after tax) and nine months ($81 million pretax, $67 million after tax) ended September 28, 2018	0.23	0.09	0.59	0.23
Pretax acquisition and other transaction costs in the three months ($41 million pretax, $35 million after tax) and nine months ($103 million pretax, $87 million after tax) ended September 27, 2019, and in the three months ($38 million pretax, $30 million after tax) and nine months ($41 million pretax, $33 million after tax) ended September 28, 2018*	0.11	0.10	0.29	0.11
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($36 million pretax, $30 million after tax) and nine months ($110 million pretax, $93 million after tax) ended September 27, 2019, and in the three months ($3 million pretax, $2 million after tax) and nine months ($3 million pretax, $2 million after tax) ended September 28, 2018	0.10	0.01	0.31	0.01
Pretax losses from equity method investments in the three and nine months ($1 million pretax, $0 million after tax) ended September 27, 2019	—	—	—	—
Pretax gain on the disposition of the Tektronix Video Business in the three and nine months ($41 million pretax, $39 million after tax) ended September 27, 2019	(0.11)	—	(0.12)	—
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($8 million pretax, $7 million after tax) and nine months ($20 million pretax, $17 million after tax) ended September 27, 2019	0.02	—	0.06	—
Tax effect of the adjustments reflected above (b)	(0.06)	(0.04)	(0.19)	(0.06)
TCJA Adjustments	—	—	—	(0.01)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.87	$0.74	$2.46	$2.15

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had been outstanding. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

(b) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, the gain on the disposition of the Tektronix Video Business, losses from equity method investments and the non-cash interest expense associated with the 0.875% convertible notes.

* $1.3 million and $1.5 million of acquisition and other transaction costs were recorded in the three months ended March 29, 2019 and June 28, 2019, respectively, that were not previously adjusted for but are reflected in the totals for the nine months ended September 27, 2019.

The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Nine Months Ended
(shares in millions)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Average common diluted stock outstanding	339.9	355.3	339.7	354.8
MCPS Converted Shares (a)	18.4	16.1	18.4	5.4
Adjusted average common stock and common equivalent shares outstanding	358.3	371.4	358.1	360.2

(a) The number of MCPS Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $68.82 as of September 27, 2019. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

Core Revenue Growth

	% Change Three Months Ended September 27, 2019 vs. Comparable 2018 Period	% Change Nine Months Ended September 27, 2019 vs. Comparable 2018 Period
Total Revenue Growth (GAAP)	16.2%	13.3%
Core (Non-GAAP)	2.1%	2.6%
Acquisitions (Non-GAAP)	15.3%	12.7%
Impact of currency translation (Non-GAAP)	(1.2)%	(2.0)%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending December 31, 2019		Year Ending December 31, 2019
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.36	$0.41	$1.81	$1.86
Anticipated dividends on mandatory convertible preferred stock in the three months ending ($17 million) and year ending December 31, 2019 ($69 million)	0.05	0.05	0.20	0.20
Anticipated dilutive impact on Forecasted Diluted Net Earnings Per Share from Continuing Operations if the MCPS Converted Shares (18 million shares in the three months ending and year ending December 31, 2019) had been outstanding	(0.03)	(0.03)	(0.11)	(0.11)
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending ($83 million pretax (or $0.23 per share), $71 million after tax (or $0.20 per share)) and year ending December 31, 2019 ($295 million pretax (or $0.82 per share), $249 million after tax (or $0.69 per share))	0.23	0.23	0.82	0.82
Anticipated pretax significant acquisition and other transaction costs in the three months ending ($98 million pretax (or $0.27 per share), $84 million after tax (or $0.23 per share)) and the year ending December 31, 2019 ($201 million pretax (or $0.56 per share), $171 million after tax (or $0.48 per share))	0.27	0.27	0.56	0.56
Anticipated pretax fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ending ($10 million pretax (or $0.03 per share), $9 million after tax (or $0.03 per share)) and year ending December 31, 2019 ($121 million pretax (or $0.34 per share), $102 million after tax (or $0.28 share))	0.03	0.03	0.34	0.34
Pretax gain on the disposition of the Tektronix Video Business in the year ending December 31, 2019 ($41 million pretax (or $0.12 per share), $40 million after tax (or $0.11 share))	—	—	(0.12)	(0.12)
Anticipated pretax losses from equity method investments in the three months ending ($1 million pretax (or $0 per share), $1 million after tax (or $0 per share)) and year ending December 31, 2019 ($2 million pretax (or $0 per share), $2 million after tax (or $0 share))	—	—	—	—
Anticipated pretax non-cash interest from 0.875% convertible notes in the three months ending ($8 million pretax (or $0.02 per share), $7 million after tax (or $0.02 per share)) and the year ending December 31, 2019 ($28 million pretax (or $0.08 per share), $24 million after tax (or $0.07 per share))	0.02	0.02	0.08	0.08
Anticipated pretax restructuring charges in the three months and year ending December 31, 2019 ($45 million pretax (or $0.13 per share), $39 million after tax (or $0.11 per share))	0.13	0.13	0.13	0.13
Tax effect of the adjustments reflected above (a)	(0.10)	(0.10)	(0.29)	(0.29)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.96	$1.01	$3.42	$3.47

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, the gain on the disposition of assets, losses from equity method investments, non-cash interest from 0.875% convertible notes and restructuring charges.

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.